Exhibit 99.2
CIVITAS BANKGROUP, INC.
Proxy Solicited by and on behalf of the Board of
Directors for the Special Meeting of Shareholders
to be held on Thursday, April 26, 2007.

The undersigned hereby appoints      and     , and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Special Meeting of Shareholders of Civitas Bankgroup, Inc. (“the Company”) to be held at the Embassy Suites Hotel located at 820 Crescent Centre Drive, Franklin, Tennessee 37067 on Thursday, April 26, 2007 at 3:00 p.m., local time, and at any adjournments of that meeting.

The Company recommends a vote “FOR” each of the proposals.

1.	PROPOSAL TO APPROVE THE MERGER AGREEMENT, DATED AS OF JANUARY 25, 2007, BETWEEN THE COMPANY AND GREENE COUNTY BANCSHARES, INC., PURSUANT TO WHICH THE COMPANY WILL MERGE WITH AND INTO GREENE COUNTY BANCSHARES, INC.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

2.	TO APPROVE THE ADJOURNMENT OF THE COMPANY’S ANNUAL MEETING OF SHAREHOLDERS, IF NECESSARY, TO PERMIT THE COMPANY TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM OR TO APPROVE THE MERGER AGREEMENT AND THE ISSUANCE OF THE COMPANY’S COMMON STOCK IN CONNECTION WITH THE MERGER.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

3.	IN THEIR DISCRETION, TO TRANSACT ALL OTHER BUSINESS THAT IS PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

[Please sign and date this Proxy.]

Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the merger with Greene County Bancshares, Inc. and FOR the adjournment of the annual meeting, if necessary.

Date _ _ , 2007.

PLEASE SIGN HERE AND RETURN PROMPTLY

Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should show their full titles.

If you have changed your address, please PRINT your new address on this line.